                                  EXHIBIT 11.1


                       THE COAST DISTRIBUTION SYSTEM, INC.
                    Computation of Earnings (Loss) Per Share
                             Quarter Ended June 30,

                                                                1998
                                           ------------------------------------------
                                          Income (Loss)         Shares        Per-Share
                                           (Numerator)       (Denominator)      Amount
                                           -----------        -----------       -----
Net earnings                               $ 1,052,000
  Dividends paid on preferred
  stock of subsidiary                           (3,000)
                                           -----------

Net earnings available to common
shareholders                               $ 1,049,000
                                           ===========

Basic and diluted earnings per share       $ 1,049,000          5,272,607       $0.20
                                           ===========        ===========       =====

                                                                1997
                                           ------------------------------------------
                                          Income (Loss)         Shares        Per-Share
                                           (Numerator)       (Denominator)      Amount
                                           -----------        -----------       ------
Net earnings                                  ($51,000)
  Dividends paid on preferred
    stock of subsidiary                         (3,000)
                                           -----------

Net loss attributable to common
  shareholders                                ($54,000)
                                           ===========

Basic and diluted earnings (loss) per share   ($54,000)         5,246,879       ($0.01)
                                           ===========        ===========       ======

                                      11.1

                              EXHIBIT 11.1 (Cont.-)


                       THE COAST DISTRIBUTION SYSTEM, INC.
                    Computation of Earnings (Loss) Per Share
                            Six Months Ended June 30,

                                                                        1998
                                                 ----------------------------------------------
                                                 Income (Loss)         Shares         Per-Share
                                                  (Numerator)       (Denominator)      Amount
                                                  -----------        -----------       ------
Net earnings                                      $ 1,660,000
  Dividends paid on preferred
  stock of subsidiary                                  (6,000)
                                                  -----------
Net earnings available to common
shareholders                                      $ 1,654,000
                                                  ===========

Basic and diluted earnings per share              $ 1,654,000          5,259,814       $ 0.31
                                                  ===========        ===========       ======


                                                                        1997
                                                 ----------------------------------------------
                                                 Income (Loss)         Shares         Per-Share
                                                  (Numerator)       (Denominator)      Amount
                                                  -----------        -----------       ------
Net earnings                                      ($  143,000)
  Dividends paid on preferred
  stock of subsidiary                                  (6,000)
                                                  -----------
Net loss attributable common
shareholders                                      ($  149,000)
                                                  ===========
Basic and diluted earnings (loss) per share       ($  149,000)         5,229,700       ($0.03)
                                                  ===========        ===========       ======

                                     11.1-2